EXHIBIT 10.8

Freddie Mac Loan Numbers: 70864428, 708644090, 708644384 and 708644082
Freddie Mac Deal Number: 150801
Freddie Mac Rollup Number: 504194674

SECOND JOINDER
TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
THIS SECOND JOINDER TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) is made as of this 23rd day of September, 2015, by and among the PNC BANK, NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”), STAR DELANO, LLC, a Delaware limited liability company (“STAR Delano”), STAR MEADOWS, LLC, a Delaware limited liability company (“STAR Meadows”), and STAR CUMBERLAND, LLC, a Delaware limited liability company (“STAR Cumberland”) (together, STAR Delano, STAR Meadows, and STAR Cumberland shall sometimes hereinafter be referred to individually and collectively as “Existing Borrower”) and STAR MONTICELLO, LLC, a Delaware limited liability company (“New Borrower”), and is acknowledged and agreed to by STEADFAST APARTMENT REIT, INC., a Maryland corporation, as “Guarantor.”
RECITALS:
WHEREAS, Lender and Existing Borrower, as borrower, are parties to that certain Credit Agreement dated as of August 26, 2015 (as amended, including as amended by all prior Joinders, the “Credit Agreement”) establishing a credit facility (the “Credit Facility”) in the original maximum principal amount of Three Hundred Fifty Million and 00/100 Dollars ($350,000,000.00) (the “Commitment”); capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement;
WHEREAS, the Credit Facility is evidenced by that certain Multifamily Revolving Credit Note dated as of August 26, 2015 (as amended, the “Revolving Credit Note”), in the face amount of Three Hundred Fifty Million and 00/100 Dollars ($350,000,000.00), executed by Existing Borrower, as borrower, in favor of Lender;
WHEREAS, pursuant to the terms of the Credit Agreement, Existing Borrower and New Borrower have proposed to (i) join New Borrower as a Borrower under the Credit Agreement, the Revolving Credit Note and the other Loan Documents, and (ii) subject that certain multifamily property commonly known as Monticello by the Vineyard located in Euless, Tarrant County, Texas (the “New Property”), to the lien of that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “New Mortgage”) of even date herewith, as additional security for the obligations evidenced by the Revolving Credit Note;
WHEREAS, Lender has agreed to (i) recognize and accept New Borrower, together with Existing Borrower as Borrower, under the Credit Agreement and the other Loan Documents and (ii) accept the New Property for inclusion in the Collateral Pool upon the full execution and delivery to Lender of (A) that certain Second Allonge and Amendment to Multifamily Revolving Credit Note of even date herewith (the “Allonge”), (B) this Agreement, and (C) all other documents and instruments required by the Credit Agreement to cause the New Property to be a Collateral Pool Property; and
WHEREAS, Lender, Existing Borrower and New Borrower desire to amend the Credit Agreement and the other Loan Documents as provided below.
NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Joinder, Consent and Recognition. New Borrower hereby agrees to join Existing Borrower, jointly and severally, as Borrower under the Credit Agreement and the other Loan Documents, all with the same force and effect as if New Borrower was an original signatory to the Credit Agreement and the other Loan Documents. Existing Borrower hereby consents to and acknowledges the joinder of New Borrower, jointly and severally, with Existing Borrower as Borrower under the Credit Agreement and the other Loan Documents. Lender hereby agrees to accept and recognize New Borrower, together with Existing Borrower, jointly and severally, as Borrower under the Credit Agreement and the other Loan Documents. Effective as of the date hereof, New Borrower hereby becomes a party to the Credit Agreement and the other Loan Documents, together with Existing Borrower, jointly and severally, as Borrower thereunder.
2.    Credit Agreement Terms and Conditions; Borrower’s Obligations. New Borrower hereby agrees to all of the terms and conditions of the Credit Agreement and the other Loan Documents, and, without limiting the foregoing, New Borrower hereby assumes and agrees to perform and observe, jointly and severally, each and all of the covenants, duties, obligations, promises and liabilities of Borrower under the Credit Agreement and the other Loan Documents to which it is a party pursuant to this Agreement, all with the same force and effect as if New Borrower was an original signatory to the Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Existing Borrower hereby confirms each and all of its covenants, duties, obligations, promises and liabilities as Borrower under the Credit Agreement and the other Loan Documents.
3.    Net Operating Incomes and Market Values of the Collateral Pool Properties. Lender hereby certifies and New Borrower and Existing Borrower hereby acknowledge that, upon the execution of this Agreement and New Borrower’s execution and delivery of the New Mortgage to Lender, the Net Operating Incomes and Market Values of the Collateral Pool Properties, as of the date hereof, shall be the Net Operating Incomes and Market Values set forth in the attached Schedule 1.1(A), and that the Net Operating Incomes and Market Values set forth in the attached Schedule 1.1(A) shall supersede the Net Operating Incomes and Market Values set forth in Schedule 1.1(A) to the Credit Agreement.
4.    Representations and Warranties; Estoppel. Both New Borrower and Existing Borrower hereby confirm, represent and warrant that each of the representations and warranties of Borrower set forth in the Credit Agreement are true and correct as if made on and as of the date hereof. Without limiting the foregoing, as set forth in Section 6.1.4 of the Credit Agreement, this Agreement and the Allonge and each other Loan Document has been duly and validly executed and delivered by New Borrower and Existing Borrower. The Credit Agreement, this Agreement and each other Loan Document constitutes legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance. To the best of New Borrower’s and Existing Borrower’s knowledge after diligent inquiry, there is no offset, defense, counterclaim or right of rescission with respect to any of the Loan as of the date hereof, and if any exist, they are hereby waived in consideration of the advance evidenced by the Allonge. New Borrower and Existing Borrower hereby further represent and warrant that New Borrower satisfies the requirements of a Proposed Borrower set forth in the definition of “Proposed Borrower” in the Credit Agreement.

Second Joinder to Credit Agreement and other Loan Documents	Page 1

5.    Confirmation and Agreement Relative to Sublimits. Without limiting any other provision contained herein or in the Credit Agreement or any other Loan Document, both the New Borrower and Existing Borrower hereby represent and warrant that upon the addition of the New Property to the Collateral Pool and the related advance(s) under the Credit Agreement requested in connection therewith, the Sublimits will be satisfied.
6.    Further Assurances. New Borrower and Existing Borrower hereby covenant and agree with Lender that, from and after the date hereof, at any time and from time to time, upon the written request of Lender, any of the New Borrower and Existing Borrower will promptly and duly execute and deliver such further agreements, instruments and documents, and take any such further actions, as Lender may require in accordance with and subject to the terms of Section 7.1.4 of the Credit Agreement.
7.    Miscellaneous. Except as otherwise set forth herein and in the Allonge, the terms and conditions set forth in the Credit Agreement, the Revolving Credit Note and the other Loan Documents remain unchanged and in full force and effect. This Agreement shall be interpreted, construed and enforced according to the laws of the Commonwealth of Virginia, and shall be binding upon and inure to the benefit of New Borrower, Existing Borrower and Lender and their respective heirs, personal representatives, legal representatives, successors-in-title and assigns whether by voluntary action of the parties or by operation of law.
8.    Counterparts. This Agreement may be executed in multiple counterparts, all of which executed counterparts shall together constitute a single document binding upon all signatories hereto. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.
9.    Advances. Notwithstanding any provisions contained in any of the Loan Documents to the contrary, the parties hereto hereby agree that New Borrower and Existing Borrower shall be jointly and severally liable for any advances made by Lender under any of the Loan Documents, including, but not limited to, any advances made by Lender under any of the Collateral Pool Property Documents.
10.    Amendment to Credit Agreement. The Credit Agreement is amended as follows:
(a)    Schedule 1.1(A) of the Credit Agreement is hereby deleted and Schedule 1.1(A) attached hereto is substituted in lieu thereof.

IN WITNESS WHEREOF, each of the parties hereto have signed and delivered this Agreement or caused its duly authorized representative to execute and deliver the same as of the day and year first above written.

[END OF PAGE – SIGNATURES TO FOLLOW]

Second Joinder to Credit Agreement and other Loan Documents	Page 2

NEW BORROWER:

STAR MONTICELLO, LLC, a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a Delaware limited liability company, its Manager

By:	/s/ Kevin J.Keating
Name: Kevin J. Keating
Title: Treasurer

Second Joinder to Credit Agreement and other Loan Documents	Page 3

EXISTING BORROWER:

STAR DELANO, LLC, a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a Delaware limited liability company, its Manager

By:	/s/ Kevin J.Keating
Name: Kevin J. Keating
Title: Treasurer

Second Joinder to Credit Agreement and other Loan Documents	Page 4

EXISTING BORROWER:

STAR MEADOWS, LLC, a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a Delaware limited liability company, its Manager

By:	/s/ Kevin J.Keating
Name: Kevin J. Keating
Title: Treasurer

Second Joinder to Credit Agreement and other Loan Documents	Page 5

EXISTING BORROWER:

STAR CUMBERLAND, LLC, a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a Delaware limited liability company, its Manager

By:	/s/ Kevin J.Keating
Name: Kevin J. Keating
Title: Treasurer

Second Joinder to Credit Agreement and other Loan Documents	Page 6

LENDER:

PNC BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Todd Weaver
Todd Weaver
Senior Vice President

Second Joinder to Credit Agreement and other Loan Documents	Page 7

GUARANTOR CONSENT
The undersigned ("Guarantor") consents to the foregoing Second Joinder to Credit Agreement and Other Loan Documents (“Joinder”) and the transactions contemplated thereby and reaffirms its obligations under that certain Guaranty Agreement dated as of August 26, 2015 (collectively, as the same may be amended, modified, supplemented or replaced from time to time, the "Guaranty").
Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower's obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.
Furthermore, Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.
Agreed and Acknowledged:

Dated as of: September 23, 2015

GUARANTOR:

STEADFAST APARTMENT REIT, INC., a Maryland corporation

By:	/s/ Kevin J. Keating

Name:	Kevin J. Keating

Title:	Treasurer

Second Joinder to Credit Agreement and other Loan Documents	Page 8

SCHEDULE 1.1(A)

LIST OF COLLATERAL POOL PROPERTIES
AND ASSOCIATED INITIAL NET OPERATING INCOMES AND MARKET VALUES

Mortgaged Property	Initial Net Operating Income	Initial Market Value	Initial Allocated Loan Amount
The Meadows at North Richland Hills	$1,620,283.00	$32,600,000.00	$24,450,000.00
The Delano at North Richland Hills	$2,032,562.00	$38,500,000.00	$28,875,000.00
Reveal on Cumberland	$1,431,629.00	$29,500,000.00	$22,125,000.00
Monticello by the Vineyard	$2,681,761.00	$52,000,000.00	$39,150,000.00

Second Joinder To Credit Agreement And Other Loan Documents	Schedule 1.1(A)